Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS WARRANT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

Warrant No. W-4	Issue Date: October 5, 2016

SEMTECH CORPORATION

WARRANT FOR COMMON STOCK

Semtech Corporation (the “Company”), for value received, hereby certifies and agrees that Comcast Cable Communications Management, LLC, or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time from the Issue Date and prior to the Expiration Date (as defined below), up to Eight Hundred Sixty Nine Thousand Five Hundred Sixty-Five (869,565) shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price (the “Exercise Price”) per share equal to $0.01. The number of Warrant Shares to be purchased upon exercise of this Warrant is subject to adjustment as hereinafter provided. This Warrant is issued in replacement of that certain Warrant No. W-1 dated October 5, 2016, as replaced by Warrant No. W-2 and Warrant No. W-3 (the “Prior Warrant”) to purchase a total of 1,086,957 shares of Common Stock. The Prior Warrant was exercised with respect to (i) 108,696 shares of Common Stock underlying the Prior Warrant, representing 10% of the total shares originally subject to the Prior Warrant, which vested and was exercisable as of October 5, 2016, and (ii) 108,696 shares of Common Stock underlying the Prior Warrant, representing 10% of the total shares originally subject to the Prior Warrant which vested and was exercisable as of September 6, 2017. The Prior Warrant has been surrendered and is no longer issued or outstanding.

1.	Defined Terms. For purposes of this Warrant:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

“Agreement” means the Agreement dated as of the Issue Date by and between the Company and Comcast Cable Communications Management, LLC.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Comcast” means Comcast Corporation.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning ascribed to such term in Section 2(a).

“Expiration Date” means the Expiration Date as provided for in Section 4.

“Fair Market Value” of a Warrant Share means, as of any date:

(a)

if the Common Stock is listed on the NASDAQ Stock Market or another U.S. national securities exchange, the average of the closing prices of the Common Stock on such market over the ten-trading-day period ending on the trading day immediately prior to such date (as determined by reference to the screen entitled “SMTC <Equity> HP” as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day);

(b)

if the Common Stock is not listed on the NASDAQ Stock Market or another U.S. national securities exchange, the average of the quoted sale prices of the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization over the ten-trading-day period ending on the trading day immediately prior to such date (as determined by reference to the screen entitled “SMTC <Equity> HP” as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day); or

(c)

otherwise, the fair market value of a share of Common Stock shall be the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to complete the transaction, without regard for control premiums or minority or illiquidity discounts, as such price is determined by the Board; provided, that, the Company shall give the Holder prompt written notice of any such determination, together with reasonable data to support such determination, and, if the Holder objects to any such determination within three Business Days after receiving notice of the same, the Fair Market Value shall be the fair market value of a share of Common Stock that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to complete the transaction, without regard for control premiums or minority or illiquidity discounts as determined by an independent appraiser selected in good faith by the Board and reasonably acceptable to the Holder, the fees and expenses of which shall be borne by the Company (unless such appraiser’s determination of the Fair Market Value is not greater than 105% or less than 95% of the Fair Market Value as determined by the Board, in which case the cost of such appraiser shall be borne by the Holder), and the determination of such appraiser shall be final and binding on the Company and the Holder for the purpose of determining Fair Market Value.

“Fundamental Transaction” has the meaning ascribed to such term in Section 6(b).

“Issue Date” means the Issue Date first written above.

“Prior Warrant” has the meaning ascribed to such term in the preamble of this Warrant.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant” means this Warrant for Common Stock and all other warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or such other warrants in accordance with the terms and conditions hereof.

“Warrant Shares” has the meaning ascribed to such term in the preamble of this Warrant.

2.	Exercise.

(a)

Method of Exercise. This Warrant may be exercised by the Holder at any time and from time to time prior to the Expiration Date for all or any portion of the number of Warrant Shares purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal offices prior to 5:00 p.m., New York City time, on a Business Day (A) this Warrant, (B) a duly executed copy of the form of Notice of Exercise attached hereto (together, the “Exercise Notice”), which Exercise Notice shall specify the number of Warrant Shares subject to such Exercise Notice and the extent, if any to which, exercise pursuant to such Exercise Notice shall be settled through Physical Delivery (as defined below) and/or Net Share Settlement (as defined below), and whether the Holder requests Net Cash Settlement (as defined below), and (C) in the case of exercise pursuant to Section 2(a)(i) below, payment in full of the aggregate Exercise Price for the portion of the Warrant being exercised, in cash by wire transfer of immediately available U.S. funds to an account designated by the Company. The date on which such delivery shall have taken place shall be referred to as the “Exercise Date”); provided, that, if such delivery is made after 5:00 p.m., New York City time, on any Business Day, the Exercise Date shall be the next succeeding Business Day.

(i)

Physical Delivery. If the Holder has elected to settle the exercise of this Warrant through physical delivery of Warrant Shares upon cash payment by the Holder (“Physical Delivery”) of the Exercise Price in effect under this Warrant as of the Exercise Date in accordance with this Section 2(a)(i), the portion of this Warrant being so exercised shall be canceled and the Company shall issue to the Holder the number of Warrant Shares elected to be delivered by Physical Delivery in the applicable Exercise Notice.

(ii)

Net Share Settlement. If the Holder has elected to settle the exercise of this Warrant through a net or “cashless” exercise by using certain Warrant Shares that the Holder would have otherwise received upon such settlement as payment of the Exercise Price (“Net Share Settlement”) in accordance with this Section 2(a)(ii), the portion of this Warrant being so exercised shall be canceled and the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y * (A - B)

A

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares subject to the applicable Exercise Notice.

A = the Fair Market Value as of the Exercise Date.

B = the Exercise Price in effect under this Warrant as of the Exercise Date.

* = multiplied by.

(iii)

Net Cash Settlement. If the Holder has requested to settle the exercise of this Warrant through payment of cash by the Company to the Holder, net of the Exercise Price, in lieu of issuing any Warrant Shares (“Net Cash Settlement”) in accordance with this Section 2(a)(iii), and if the Company agrees, in its sole and absolute discretion, to effect such Net Cash Settlement in lieu of the settlement election made by the Holder in the Exercise Notice (in which case the Company shall so notify the Holder in writing within two (2) Business Days following the Exercise Date, but it being understood that the Company may decline such request for any reason or no reason, and in the absence of any response by the Company to such request, such request shall be deemed declined), the portion of this Warrant being so exercised shall be canceled, and the Company shall deliver to Holder an amount of cash computed using the following formula:

X = Y * (A - B)

where:

X = the Net Cash Settlement amount to be paid to the Holder.

Y = the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares subject to the applicable Exercise Notice.

A = the Fair Market Value as of the Exercise Date.

B = the Exercise Price in effect under this Warrant as of the Exercise Date.

* = multiplied by.

(b)

Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Exercise Date. As soon as practicable after each exercise of this Warrant, and in any event within three Business Days thereafter, the Company shall execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares, if any, to be issued upon such exercise (which, upon Holder’s request, will be issued in book entry form in lieu of physical certificates), together with any cash in lieu of any fraction of a share as provided in Section 2(c), or, in the case of Net Cash Settlement as provided in Section 2(a)(iii), if applicable, the relevant cash amount. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice or otherwise and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised, and such stock certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the shares of Common Stock evidenced by such stock certificate or certificates for all purposes, as of the Exercise Date.

(c)

No Fractional Shares. No fractional shares of any security will be issued in connection with any exercise hereunder. As to any fraction of a share that would otherwise be issuable, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value as of the applicable Exercise Date.

(d)

Partial Exercise. If this Warrant shall have been exercised in part, the Company shall, not later than the time of delivery of the certificate or certificates representing the Warrant Shares being issued pursuant to such exercise, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexercised Warrant Shares subject to this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(e)

Payment of Taxes and Other Expenses. In connection with the exercise of this Warrant, the Company shall pay all of its expenses and all issuance, transfer, stamp and other similar incidental taxes imposed by any taxing authority in the United States with respect to the issuance or delivery of Warrant Shares; provided, however, that the Company shall not be required to pay any tax or other charge imposed in respect of any transfer involved in the Company’s issuance and delivery of Warrant Shares (including certificates therefor) (or any payment of cash or other property in lieu of such shares) to any recipient other than the Holder, and in case of any such tax or other charge, the Company shall not be required to issue or deliver any such shares (or cash or other property in lieu of such shares) until such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

3.	Vesting. The entirety of this Warrant is as of April 27, 2018 fully vested and exercisable.

4.

Expiration. Notwithstanding anything to the contrary, this Warrant and the right to purchase Warrant Shares upon exercise of this Warrant shall expire at 5:00 p.m. New York City time on the seventh anniversary of the Issue Date (“Expiration Date”).

5.	Notices of Certain Events. In case:

(a)

the Company shall take a record of the holders of the Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or any other securities, or to receive any other right, or

(b)	of any Fundamental Transaction, or

(c)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case:

the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the estimated effective date on which such Fundamental Transaction, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Common Stock shall be entitled to exchange their shares for cash, securities or other property deliverable upon such Fundamental Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 calendar days prior to the record date or effective date for the event specified in such notice. Failure to provide such notice shall not affect the validity of any action taken. For the avoidance of doubt, no such notice (or the failure to provide it to the Holder) shall supersede or limit any adjustment called for by Section 6 below by reason of any event as to which notice is required by this Section.

6.

Adjustment of Number of Warrant Shares. The number and kind of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events, as follows; provided, that, if more than one subsection of this Section is applicable to a single event, the subsection that produces the largest adjustment shall be applied, and no single event shall cause an adjustment under more than one subsection of this Section to the extent of any resulting duplication:

(a)

Stock Dividends or Splits. If, at any time after the Issue Date, the number of shares of Common Stock (or other class of capital stock of the Company then issuable upon exercise of this Warrant) outstanding is increased by a stock dividend payable in shares of Common Stock (or such other class of capital stock) or by a subdivision or split-up of shares of Common Stock (or such other class of capital stock), then, effective as of the record date for the determination of holders of Common Stock (or such other class of capital stock) entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If, at any time after the Issue Date, the number of shares of Common Stock (or such other class of capital stock) outstanding is decreased by a combination of the outstanding shares of Common Stock (or such other class of capital stock) into a smaller number of shares of Common Stock (or such other class of capital stock), then, following the record date to determine shares affected by such combination, the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)

Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock) (in any case, other than any such transaction covered by Section 6(a)) (each, a “Fundamental Transaction”), the Company shall make appropriate provision so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, in lieu of the Warrant Shares, the cash, securities or other property of the Company or of the successor corporation resulting from such Fundamental Transaction, if any, to which the holder of the number of Warrant Shares then underlying this Warrant (immediately prior to the time of such Fundamental Transaction) would have been entitled upon and as a result of such Fundamental Transaction, subject to the other terms and conditions of this Warrant; provided, that, if the holders of Common Stock (or other class of capital stock of the Company then issuable upon exercise of this Warrant) have the right to elect the kind or amount of consideration receivable upon consummation of any such Fundamental Transaction, then the consideration that the Holder shall be entitled to receive upon exercise of this Warrant shall be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock (or such other class of capital stock) that affirmatively make an election (or of all such holders if none make an election).

(c)

Rounding of Calculations; Minimum Adjustments. All calculations under this Section 6 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 6 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Common Stock into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(d)

Notice of Adjustment. Whenever the terms of this Warrant are adjusted pursuant to this Section 6 or pursuant to any other applicable provision hereof, the Company shall deliver to the Holder in accordance with the notice provisions below a certificate signed by the Chief Financial Officer or another officer of the Company describing, in reasonable detail, the change or event requiring such adjustment and the newly adjusted number of Warrant Shares and, as applicable, the cash, kind and amount of shares, securities or other property purchasable hereunder after giving effect to such adjustment.

7.

Reservation of Stock; Validity. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All securities which shall be so issuable, when issued upon exercise of the Warrant in accordance with this Warrant, will be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights, and issued free and clear of any lien, charge, security interest, pledge, or similar encumbrance. The Company will not, by amendment of its Certificate of Incorporation, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times use its commercially reasonable efforts to take such actions and do such other things, as may be reasonably requested by the Holder to carry out the provisions of this Warrant. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (ii) use its commercially reasonable efforts to obtain, make or file (as applicable) any consents, approvals, orders, waivers, exemptions, authorizations, registrations, declarations, filings, qualifications, certifications, notices, applications, or reports from, to or with any regulatory body having jurisdiction thereof, in any case as may be required on the part of the Company to enable the Company to perform its obligations under this Warrant, including obtaining stockholder approval if necessary.

8.

Replacement of Warrant. Upon delivery by the Holder to the Company of evidence reasonably satisfactory to the Company (such as an affidavit of the Holder) of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor and dated as of the Issue Date.

9.

No Rights as Stockholder. Until the exercise of this Warrant for Warrant Shares (including any partial exercise pursuant to Section 2(d)), the Holder of this Warrant shall not have or exercise any rights as a stockholder of the Company by virtue of this Warrant.

10.	Transfer.

(a)

Permitted Transfers. At any time and from time to time prior to the Expiration Date, Holder may, pursuant to this Section 10(a), sell, assign or transfer to any person all or any portion of this Warrant, so long as such transfer does not violate applicable laws (including securities laws).

(b)

Notice of Transfer; Transfer Procedures. Promptly following any sale, assignment or other transfer of this Warrant or any portion of this Warrant pursuant to Section 10(a) of this Warrant, the Holder shall surrender this Warrant to the Company, together with written notice of (x) the name, address, telephone number and facsimile number of the transferee and (y) an acknowledgement and agreement of such transferee to the terms of this Warrant, and the Company shall promptly thereafter (i) deliver to the designated transferee a new Warrant that reflects the new transferee as warrantholder and that is identical in all respects to this Warrant (including being dated as of the Issue Date); provided, however, that in the event of a partial transfer of this Warrant, the Company shall deliver to the transferee a new warrant evidencing the rights of the Holder so transferred and shall deliver to the Holder a new warrant evidencing the rights of the Holder not so transferred and (ii) register on the books and records of the Company such transfer. The Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed in connection with any registration of such transfer.

(c)

Indirect Transfers. For the avoidance of doubt, nothing in this Warrant shall prohibit the indirect transfer of this Warrant or any interest herein that results from any change of ownership of the Holder.

11.	Securities Laws Matters.

(a)

The Holder represents and warrants to the Company that the Holder is an “accredited investor” within the meaning of the Securities Act, is experienced in investing in companies such as the Company, is able to bear the economic risk and withstand a complete loss of its investment in this Warrant and the Warrant Shares, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares, is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act, and understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b)

The Holder agrees that any Warrant or certificate representing Warrant Shares shall bear the following legend (or comparable restriction, if in book entry form); provided, that, at such time that such legend is no longer applicable as reasonably determined by the Company with the advice of counsel, the Holder may request in writing that the Company issue a new instrument of like tenor without such legend, and the Company shall so issue such a certificate or instrument:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS WARRANT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

12.	Company Representations and Warranties. The Company hereby represents and warrants to the Holder that, as of the Issue Date:

(a)

Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Warrant.

(b)

Authorization. All corporate action on the part of the Company (including its Board, officers and stockholders) necessary to authorize the execution, delivery and performance of this Warrant by the Company has been taken. This Warrant constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)

Valid Issuance of Shares. The Warrant Shares have been duly reserved for issuance and, upon issuance in accordance with the terms of this Warrant, will be duly authorized, validly issued, fully paid and nonassessable and issued free and clear of any lien, charge, security interest, pledge, or similar encumbrance. The offer, sale and issuance of this Warrant and the issuance of the Warrant Shares upon exercise hereof (i) are not subject to and will not give rise to any preemptive rights or rights of first refusal with respect thereto and (ii) are and will be in compliance with all applicable federal and state securities laws.

(d)

Governmental Consents and Filings. No consent, approval, order, waiver, exemption or authorization of, registration, declaration, filing or qualification with, certification, notice, application or report to, any governmental authority, self-regulatory organization (including the NASDAQ Stock Market or any other applicable national securities exchange) or any other third party is required on the part of the Company in connection with the execution and delivery of this Warrant or the offer, sale and issuance of this Warrant or the issuance of the Warrant Shares upon exercise hereof.

13.	Confidentiality.

(a)

Confidential Information. From time to time, either party hereto (the “Disclosing Party”) may disclose or make available to the other party hereto (the “Receiving Party”), in writing, confidential information concerning the Disclosing Party and/or its business, products, processes, or services in connection with this Warrant and which at the time of disclosure either is marked as “Confidential” or is otherwise reasonably identifiable as the confidential information of the Disclosing Party (together, “Confidential Information”). Each party hereto agrees that: (i) it will use Confidential Information belonging to the Disclosing Party solely for the purposes of this Warrant; and (ii) it will take all reasonable precautions to ensure that it does not disclose Confidential Information belonging to the Disclosing Party to any third party (other than the Receiving Party’s employees and/or sub-contractors on a need-to-know basis who are bound by obligations of nondisclosure and limited use at least as stringent as those contained herein) without first obtaining the Disclosing Party’s written consent. For Confidential Information that does not constitute “trade secrets” under applicable law, these confidentiality obligations will expire five years after the termination or expiration of this Warrant. For Confidential Information that constitutes a “trade secret” under applicable law, these confidentiality obligations will continue until such information ceases to constitute a “trade secret” under such applicable law. The Receiving Party will be responsible for any breach of this Section by its employees, representatives, agents and any subcontractors. Upon the request of a Disclosing Party, the Receiving Party will deliver to the Disclosing Party or destroy all copies of the Disclosing Party’s Confidential Information, except that the Receiving Party may retain one set of copies of the documents otherwise to be returned or destroyed to the extent required for compliance purposes only and except for the Confidential Information that are retained in the Receiving Party’s and/or its subcontractor’s standard backup systems in the normal course of business. Upon request the Receiving Party agrees to confirm in writing to the Disclosing Party that it and each of its affiliates has performed the foregoing.

(b)

Exclusions. “Confidential Information” will not include any information that: (i) was independently developed by the Receiving Party without use of or reference to any Confidential Information belonging to the Disclosing Party; (ii) was acquired by the Receiving Party from a third party having the legal right to furnish same to the Receiving Party; (iii) was at the time in question (whether at disclosure or thereafter) generally known by or available to the public (through no act or omission of the Receiving Party); or (iv) was rightfully known to the Receiving Party at the time of disclosure. Furthermore, these confidentiality obligations will not restrict any disclosure required by order of a court or any government agency, provided that the Receiving Party gives prompt notice to the Disclosing Party of any such order and reasonably cooperates with the Disclosing Party at the Disclosing Party’s request and expense to resist such order or to obtain a protective order. Each Party further agrees that these confidentiality obligations will not restrict any disclosure of this Warrant as may be required by law, including, without limitation, pursuant to the requirements of the Securities and Exchange Commission and the NASDAQ Stock Market.

14.	Miscellaneous.

(a)

Notices. All notices and other communications from the Company to the Holder of this Warrant in connection with this Warrant shall be sufficiently made if sent by first class mail, postage prepaid, personal delivery, by facsimile, or by nationally recognized express same-day, next-day or second-day courier service to the address or facsimile number, as applicable, of such Holder appearing on the books of the Company maintained for such purpose (as changed by the Holder from time to time by like notice). All notices and other communications from the Holder of this Warrant to the Company, including any Exercise Notice in connection with this Warrant, shall be sufficiently made if sent by nationally recognized express same-day, next-day or second-day courier service at its principal offices as shown below or as changed by the Company from time to time by like notice. All such notices shall be deemed to be delivered, given and received for all purposes as of: (i) three Business Days immediately following the date sent, if sent by first class mail, postage prepaid, (ii) the date so delivered, if delivered personally, (iii) the date sent, if sent by facsimile, and (iv) the date sent, the next Business Day, or the second Business day, if sent by same-day, next-day or second-day courier service, respectively.

(b)	Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

(c)

Successors and Assigns. The rights and obligations of the parties may not be assigned or delegated without the prior written consent of the other party except as provided herein. Subject to the terms hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of Warrant Shares issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

(d)

Interpretation. In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such applicable law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction. The Company and the Holder each acknowledges that any applicable law that would require interpretation of any claimed ambiguities in this Warrant against the drafter thereof, has no application and is expressly waived. If any claim is made relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of the Company or the Holder or its respective counsel. The headings and titles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. This Warrant together with the exhibits and schedules hereto constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; for the avoidance of doubt, the terms and conditions of the Agreement shall apply exclusively to the Agreement and the subject matter thereof, and the terms and conditions of the Agreement shall not govern this Warrant or the subject matter hereof.

(e)

Governing Law; Venue. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware. Each party unconditionally and irrevocably agrees to submit to the exclusive jurisdiction of the Delaware Court of Chancery (or other applicable state or federal courts in the State of Delaware if such court lacks jurisdiction) and any appellate court from such court for the purpose of any dispute, controversy or claim arising under or relating to this Warrant or the breach, termination or validity thereof. Each party unconditionally and irrevocably waives any objections which they may have now or in the future to such jurisdiction, including any objections by reason of lack of personal jurisdiction, improper venue or inconvenient forum.

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IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

THE COMPANY

SEMTECH CORPORATION

By:	/s/ Emeka Chukwu
Name:	Emeka N. Chukwu
Title:	Executive Vice President and Chief Financial Officer

Agreed and acknowledged by the Holder:

THE HOLDER

COMCAST CABLE COMMUNICATIONS
MANAGEMENT, LLC

By:	/s/ Robert Eatroff
Name:	Robert Eatroff
Title:	Executive Vice President
Global Corporate Development
and Strategy

[Signature Page to Warrant]

NOTICE OF EXERCISE

To:	Semtech Corporation (the “Company”)

Attention: Corporate Secretary

The undersigned Holder of the attached Warrant exercises:

[__]     this Warrant in full; or

[__]     a portion of this Warrant for                      shares of Common Stock

on a [Physical Delivery basis / Net Share Settlement basis / Net Cash Settlement basis, subject to the Company’s agreement thereto, which the undersigned Holder hereby requests,] in accordance with Section 2(a) of the Warrant, and hereby instructs the Company to issue [certificates for a number of Warrant Shares / payment in an amount] determined pursuant to Section 2(a) of the Warrant in the name of and delivered to                                                                                                            whose address is:

and if such issued shares of Common Stock or payment, as the case may be, shall not constitute the entirety of the Warrant, to deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable under the Warrant to the undersigned.

Registered Holder:

By:

Name:

Title:

Date: